UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 27, 2016
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On October 28, 2016, Diamondback Energy, Inc. (“Diamondback”) issued $500 million in aggregate principal amount of 4.750% Senior Notes due 2024 (the “Notes”). The Notes were issued under an indenture, dated as of October 28, 2016, among Diamondback, the guarantors party thereto and Wells Fargo Bank, National Association, as the trustee (the “Indenture”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Notes Offering was contemplated by the purchase agreement among Diamondback, certain guarantors party thereto and J.P. Morgan Securities LLC, which purchase agreement was previously filed with the Securities and Exchange Commission (the “SEC”). Pursuant to the Indenture, interest on the Notes accrues at a rate of 4.750% per annum on the outstanding principal amount thereof from October 28, 2016, payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2017. The Notes will mature on November 1, 2024.

The Notes are Diamondback’s senior unsecured obligations and rank equally in right of payment with all of Diamondback’s other senior indebtedness and senior in right of payment to any of Diamondback’s future subordinated indebtedness. All of Diamondback’s existing and future restricted subsidiaries that guarantee its revolving credit facility or certain other debt guarantee the Notes, provided, however, that the Notes are not guaranteed by Viper Energy Partners LP, Viper Energy Partners GP LLC, Viper Energy Partners LLC or White Fang Energy LLC, and will not be guaranteed by any of Diamondback’s future unrestricted subsidiaries. The guarantees rank equally in right of payment with all of the senior indebtedness of the guarantors and senior in right of payment to any future subordinated indebtedness of the guarantors. The Notes and the guarantees are effectively subordinated to all of Diamondback’s and the guarantors’ secured indebtedness (including all borrowings and other obligations under Diamondback’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities of any of Diamondback’s subsidiaries that do not guarantee the Notes.

Diamondback may on any one or more occasions redeem some or all of the Notes at any time on or after November 1, 2019 at the redemption prices listed in the Indenture. Prior to November 1, 2019, Diamondback may on any one or more occasions redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, any time prior to November 1, 2019, Diamondback may on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued prior to such date at a redemption price of 104.750%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from certain equity offerings.

If Diamondback experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If Diamondback sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Diamondback’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments, declare or pay dividends or make distributions on capital stock, prepay subordinated indebtedness, sell assets including capital stock of restricted subsidiaries, agree to payment restrictions affecting Diamondback’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens, engage in business other than the oil and gas business and designate certain of Diamondback’s subsidiaries as unrestricted subsidiaries. Certain of these covenants are subject to termination upon the occurrence of certain events.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, Diamondback and its guarantors entered into a Registration Rights Agreement with J.P. Morgan Securities LLC, dated as of October 28, 2016 (the “Registration Rights Agreement”), pursuant to which Diamondback agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Diamondback also agreed to use its commercially reasonable efforts to have the registration statement declared effective by the SEC on or prior to the 360th day after the issue date of the Notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law). Diamondback may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Diamondback fails to satisfy these obligations under the Registration Rights Agreement, it agreed to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On October 28, 2016, Diamondback issued a notice of optional redemption to redeem any and all of its 7.625% Senior Notes Due 2021 (the “7.625% Notes”) that remained outstanding following the expiration of the cash tender offer described under Item 8.01 below. In connection therewith, on October 28, 2016, Diamondback caused to be deposited, with Wells Fargo Bank, National Association, as registrar and paying agent for the 7.625% Notes (the “Paying Agent”), funds sufficient to redeem any 7.625% Notes remaining outstanding on November 27, 2016 (the “Redemption Date”). The redemption payment (the “Redemption Payment”) included approximately $119,872,000 of outstanding principal at a redemption price of 105.719% of the principal amount of the redeemed 7.625% Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Upon deposit of the Redemption Payment with the Paying Agent on October 28, 2016, the indenture governing the 7.625% Notes was fully satisfied and discharged. The 7.625% Notes, which bore interest at 7.625% per year, were scheduled to mature on October 1, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the issuance of the Notes is incorporated herein by reference, as applicable.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to Diamondback’s stockholders is incorporated herein by reference.

Item 8.01 Other Events.

On October 27, 2016, Diamondback issued a press release announcing the expiration of its cash tender offer to purchase any and all of the outstanding aggregate principal amount of the 7.625% Notes. At the time of expiration of the cash tender offer, $330,128,000 aggregate principal amount of the 7.625% Notes (73.36%) was validly tendered, which did not include $4,148,000 aggregate principal amount of the 7.625% Notes that remained subject to guaranteed delivery procedures. Diamondback accepted for payment all such 7.625% Notes validly tendered and not validly withdrawn in the tender offer and made payment for such 7.625% Notes on October 28, 2016. None of the $4,148,000 aggregate principal amount of 7.625% Notes subject to the guaranteed delivery procedures were tendered by the November 1, 2016 settlement date. As a result, these 7.625% Notes will be redeemed as set forth in Item 1.02 above.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of October 28, 2016, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of Diamondback Energy, Inc.’s 4.750% Senior Notes due 2024).

4.2	Registration Rights Agreement, dated as of October 28, 2016, among Diamondback Energy, Inc., the guarantors party thereto and J.P. Morgan Securities LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	November 2, 2016
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1
Indenture, dated as of October 28, 2016, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of Diamondback Energy, Inc.’s 4.750% Senior Notes due 2024).

4.2	Registration Rights Agreement, dated as of October 28, 2016, among Diamondback Energy, Inc., the guarantors party thereto and J.P. Morgan Securities LLC.